Exhibit 5.1

Laura A. Berezin

+1 650 843 5128

lberezin@cooley.com

May 6, 2016

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, CA 94080

Re:	Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,384,588 shares of the Company’s Common Stock, par value $0.001 per share, consisting of (i) 1,107,670 shares (the “2013 OIP Shares”) pursuant to the Company’s 2013 Omnibus Incentive Plan (the “2013 OIP”) and (ii) 279,918 shares (the “2013 ESPP Shares” and together with the 2013 OIP Shares, the “Shares”) pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP,” and together with the 2013 OIP, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectuses included therein, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the applicable Plan, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com

May 6, 2016

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Laura A. Berezin
Laura A. Berezin